[INTEGRAMED AMERICA, INC. LETTERHEAD]







                              December _____, 2008


[Employee Name]
[Address]
[City/State]

                                          RE:      Section 409A amendments to
                                                   Employee Retention Agreement
                                                   ----------------------------

Dear ________________:

                  The purpose of this letter is to amend the Employee Retention Agreement, dated _________________, between you and IntegraMed America, Inc. (the "Agreement") to cause the Agreement to comply with Section 409A of the Internal Revenue Code, as amended. Terms used in this letter and not defined herein shall have the same meaning as under the Agreement. The Agreement is hereby amended as follows:

     1.  Section 2.1(b) is hereby amended to read as follows:

     (b) An amount, to be paid within ninety (90) days after the Termination Date equal to the greater of (x) the pro-rata portion of the amount Employee would have earned (notwithstanding the termination of Employee's employment) as Employee's cash bonus, if any, for the fiscal year of the Company during which the Qualifying Termination occurs, calculated from the commencement of such fiscal year through the Termination Date (the "Stub Bonus Period"); or (y) the amount calculated by multiplying Employee's Bonus by a quotient, the numerator of which is the number of days contained in the Stub Bonus Period, and the denominator which is 365.

     2.  Section 3.3 of the Agreement is hereby amended to read as follows:

     3.3 The Company agrees to pay or reimburse Employee following a Qualifying Termination for reasonable expenses incurred within two (2) years after the Qualifying Termination for outplacement services in an aggregate amount up to, but not to exceed, Fifteen Thousand Dollars ($15,000.00), such payment or reimbursement to be made promptly following the submission by Employee to the Company of appropriate receipts therefore, it being understood, however, that the Company shall have no obligation to procure or arrange for such outplacement services.

                                                                 [Employee]
                                                         December ____, 2008
                                                                      Page 3

     3. Section 13.13 is hereby amended to the end of the Agreement to read as follows:

         13.13    Application of Section 409A.

                  (a) Notwithstanding anything set forth in this Agreement to the contrary, no amount payable pursuant to this Agreement which constitutes a "deferral of compensation" within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Internal Revenue Code (the "Section 409A Regulations") shall be paid unless and until Employee has incurred a "separation from service" within the meaning of the Section 409A Regulations. Furthermore, to the extent that Employee is a "specified employee" within the meaning of the
         Section 409A Regulations as of the date of Employee's separation from service, no amount that constitutes a deferral of compensation which is payable on account of Employee's separation from service shall paid to Employee before the date (the "Delayed Payment Date") which is the first day of the seventh month after the date of Employee's separation from service or, if earlier, the date of Employee's death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

                  (b) The Company intends that income provided to Employee pursuant to this Agreement will not be subject to taxation under
         Section 409A of the Code. The provisions of this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. However, the Company does not guarantee any particular tax effect for income provided to Employee pursuant to this Agreement. In any event, except for the Company's responsibility to withhold applicable income and employment taxes from compensation paid or provided to Employee, the Company shall not be responsible for the payment of any applicable taxes on compensation paid or provided to Employee pursuant to this Agreement.

         The terms of the Agreement not amended herein shall remain in force and are not affected by this letter. This Letter Amendment shall be governed by, construed, and enforced in accordance with the provisions of the Agreement.

         If the terms of this letter are acceptable to you, please sign both copies of this letter indicating your agreement to its terms, keep one signed copy of the letter for yourself, and return the other signed copy to me. This letter may be executed in two or more counterparts, each of which will be deemed to be an original. A signature transmitted by facsimile will be deemed an original signature.

                                                                 [Employee]
                                                         December ____, 2008
                                                                      Page 3

                                   Sincerely,

                                   IntegraMed America, Inc.


                                    By:
                                             ----------------------------------

                                    Title:
                                             ----------------------------------

Accepted and Agreed:


-----------------------------------------------------
[Employee]

Date:
         --------------------------------------------